                                                                   EXHIBIT 11.1


                       KITTY HAWK, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


                                                        QUARTER ENDED MARCH 31,
                                                          1997          1996
                                                       -----------   -----------
Primary net income per share (1):
Weighted average number of common shares
     outstanding ...................................    10,451,807     7,423,436
Common shares related to SAB No. 83 (2) ............            --       544,274
                                                       -----------   -----------
   Weighted average common and common equivalent
     shares outstanding ............................    10,451,807     7,967,710
                                                       ===========   ===========

Net income .........................................   $ 1,413,941   $   149,483
                                                       ===========   ===========

Net income per share ...............................   $      0.14   $      0.02
                                                       ===========   ===========

Fully diluted net income per share:
Weighted average number of common shares
    outstanding ....................................    10,451,807     7,423,436
Common shares related to SAB No. 83 (2)
                                                                --       544,274
                                                       -----------   -----------
   Weighted average common and common equivalent
    shares outstanding .............................    10,451,807     7,967,710
                                                       ===========   ===========

Net income .........................................   $ 1,413,941   $   149,483
                                                       ===========   ===========

Net income per share ...............................   $      0.14   $      0.02
                                                       ===========   ===========

(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date of the Company's initial public offering have been included in this line item through the date of exercise. See Note 1 of Notes to Consolidated Financial Statements.